Exhibit (10) - Netopia, Inc. License Agreement

LICENSE AGREEMENT

This License Agreement ("Agreement) is made and entered into this 21st day of June, 2000 ("Effective Date"), by and between Netopia, Inc., a Delaware corporation, with offices at 2470 Mariner Square Loop, Alameda, CA 94501 ("Netopia"), and Tengtu International Corporation, a Delaware corporation, with offices at Suite 1450, 155 University Avenue, Toronto, Ontario, Canada M5H 3B7 ("Licensee").

         The parties agree as follows:

                  1.       LICENSE GRANT
                  ----------------------

         Netopia grants to Licensee, and Licensee accepts from Netopia, a fee-bearing nonexclusive license right to promote and otherwise market Netopia's web site product and service (such product and service are referred to herein as (the "Service") to Licensee's customers, under the terms of Netopia's end user license and service agreement. Netopia's web site product and service is the then current web site service with a URL http://site.netopia.com, including any ancillary or related software, products, services, information or technology as the same is made available by Netopia in Netopia's reasonable discretion.
         When Licensee's customers agree to subscribe to and pay Netopia's on-going monthly fees for the Service, or any part thereof, Netopia shall host web sites under a Service name and using a domain name and URL configuration for the web sites as agreed by the parties. Netopia's hosted web sites shall include all vertical market content made available generally by Netopia. All rights not expressly granted are reserved by Netopia and its licensors.

                  2.       FEES AND PAYMENT
                  -------------------------

         (a) Licensee agrees to pay Netopia a one time, non-refundable fee in the amount of $125,000 with respect to the right to promote and market the Service. Licensee agrees to pay this fee in three (3) payments as follows: (i) $45,000 within forty-five (45) days after the Effective Date; (ii) $40,000 within ninety (90) days after the Effective Date; and the remaining $40,000 within one hundred twenty (120) days after the Effective Date.
         (b) Except as expressly agreed otherwise by the parties in writing, each party will bear all of its own expenses arising from its performance of its obligations and exercise of its rights under this Agreement, including without limitation, the costs of occupancy, facilities, hosting hardware, software, work space, utilities, payroll, management, clerical, production services, supplies, overhead, marketing and like expenses.

                  3.       WARRANTY
                  -----------------

         (a) Netopia warrants to Subscribers that for ninety (90) days following the first use of the Service by a Subscriber, the Service will perform substantially the functions described in the related documentation provided by Netopia on its web site. Netopia does not warrant that the Service will meet any Subscribers' specific requirement or that its operation will be uninterrupted or error-free. Netopia expressly is not responsible for any problems, including any problem which otherwise would be a breach of warranty, caused by (i) interaction of the Service with non-Netopia software; or (ii) accident, abuse, or misapplication.
         (b) Netopia expressly makes no warranties with respect to the technical equipment and infrastructure (including but not limited to server and storage hardware, network connectivity and access to the internet via high speed access) required to host web sites and e-stores for Licensee's customers, and for operations support.

                  4.       INDEMNIFICATION FOR INFRINGEMENT
                  -----------------------------------------

         (a) Netopia represents and warrants that: (i) the Service does not infringe any patent or copyright or violate the trade secret or other proprietary rights of any third party; (ii) Netopia or Netopia's licensors own all patents, copyright trade secrets and other proprietary rights in and to the Service; and (iii) Netopia possesses the legal right and authority to execute and perform this Agreement.
                                        1

         (b) Netopia agrees to indemnify, hold harmless, and defend Licensee from and against any and all damage costs, and expenses, including reasonable attorneys' fees and costs, incurred in connection with a claim of a third party which, if true, would constitute a breach of the foregoing warranties (hereinafter "Infringement Claims"), provided Licensee notifies Netopia promptly in writing of the existence of an Infringement Claim and grants Netopia sole control over its defense or settlement, and Licensee provides reasonable assistance in the defense of the same.
         (c) Following notice of an Infringement Claim, Netopia shall use commercially reasonable efforts to procure for Licensee the right to continue to market the allegedly infringing Service, or Netopia may replace or modify the Service with a functionally comparable product or service to make it non-infringing. In the event that Netopia does not or cannot comply with this
Section 4(c), Netopia shall refund to Licensee all fees paid, in which case this Agreement and the license granted hereunder shall terminate immediately, and Netopia shall have no further obligations to Licensee.
         (d) Netopia shall have no liability for any Infringement Claim based on combination of the Service with a non-Netopia service, program or data, if such infringement Claim would have been avoided by the exclusive use of the Service.
         (e) The provisions of this Section 4 state Netopia's entire liability to Licensee and Subscribers with regard to Infringement Claims.

                  5.       COPYRIGHT NOTICES; TRADEMARKS; SERVICE NAME
                  ----------------------------------------------------

         (a) Licensee shall market the Service under a name (or names) as agreed by Netopia and Licensee. Licensee agrees to use the appropriate trademark symbol (either (R) or "tm" in a superscript) and clearly indicate Netopia's ownership of the Service (i.e. "Powered by Netopia") and its trademark(s) whenever the Service name is first mentioned in any advertisement, brochure or in any other manner in connection with the Service. Licensee shall not at any time use any name or trademark confusingly similar to a Netopia trademark, trade name and/or product name and agrees that its use of such Netopia trademarks, trade names and/or product names shall not directly or indirectly create in Licensee any right, title or interest therein. Licensee shall not use or display any Netopia logo in its materials without Netopia's prior written permission. Licensee shall not use or imitate the trade dress of Netopia's products. Licensee shall undertake no action that will interfere with or diminish Netopia's right, title and/or interest in Netopia's trademark(s), trade name(s), product name(s) or service name(s). Upon Netopia's request, Licensee also shall provide Netopia with samples of all Licensee literature that uses Service name(s).
         (b) Licensee agrees that during the term of this Agreement, without Netopia's prior written approval, it will not market the Service using the words "room", planet", "dwp", "Opasia", "nvo", "mynvo", or the phrases (in their entirety) "web center", "small business web center", "business web now" or "netweb" as a descriptor for the Product.

                  6.       TERM
                  -------------

         Licensee's right to market and promote the Service as set forth herein shall continue in perpetuity until terminated by either party. At any time following two (2) years after the Effective Date, Licensee may terminate this Agreement for any reason or for its convenience upon sixty (60) days prior written notice to Netopia. Netopia may terminate this Agreement upon sixty (60) days prior written notice to Licensee in the event that Netopia ceases to make the Service available generally to its customers.

                  7.       DEFAULT AND OBLIGATIONS UPON TERMINATION
                  -------------------------------------------------

         (a) This Agreement will terminate if either party materially breaches this Agreement or any provision hereof, and the breach has not been cured within thirty (30) days after notice to the breaching party. The rights and remedies of the parties provided herein shall not be exclusive and are in additional to any other rights and remedies provided by this Agreement.
         (b) Upon termination of this Agreement for any reason, Licensee shall cease immediately to market and promote the Service in any manner.
         (c) Upon termination of this Agreement for any reason, any unpaid amount of the fee set forth in Section 2(a) shall be immediately due and payable.

         (d) All provisions of this Agreement that remain to be performed or by their nature would be intended to continue to be applicable shall survive termination or expiration of this Agreement.

                  8.       LIMITATION OF LIABILITY AND REMEDY; DISCLAIMER OF
                           WARRANTIES
                  ----------------------------------------------------------

         (a) LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NEITHER PARTY NOR ITS AGENTS, REPRESENTATIVES OR EMPLOYEES SHALL BE LIABLE TO THE OTHER PARTY PURSUANT TO THIS AGREEMENT FOR AMOUNTS REPRESENTING LOSS OF REVENUES, LOSS OF PROFITS, LOSS OF BUSINESS OR INDIRECT, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OF THE OTHER PARTY, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, REGARDLESS OF WHETHER ANY REMEDY PROVIDED IN THIS AGREEMENT FAILS OF ITS ESSENTIAL PURPOSE, IN NO EVENT WILL NETOPIA'S LIABILITY UNDER THIS AGREEMENT EXCEED THE AGGREGATE AMOUNT OF PAYMENTS, ACTUALLY PAID BY LICENSEE TO NETOPIA, REGARDLESS OF WHETHER A CLAIM IS BROUGHT IN TORT, CONTRACT OR OTHERWISE.

         (b) DISCLAIMER OF WARRANTIES. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NETOPIA HEREBY SPECIFICALLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, WITH REGARD TO THE SERVICE AND ANY HARDWARE AND RELATED PRODUCT AND SERVICES, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OF FITNESS OF THE SERVICE FOR A PARTICULAR PURPOSE OR USE.

                  9.       NOTICES
                  ----------------

All notices, authorizations and requests in connection with the Agreement shall be deemed given on the day they are: (i) deposited on the United States mails, postage prepaid, certified or registered, return receipt requested, (ii) sent by air express courier, charges prepaid, and addressed to the addresses set forth below, or (iii) sent by fascimile transmission, with confirmation of receipt. Either party may change its address for notices by written notice to the other party.

         Licensee:         Tengtu International Corporation
                           Suite 1450, 155 University Avenue
                           Toronto, Ontario
                           Canada M5H 3B7

                           Attention: Greg Mavroudis
                           Telephone: (416) 362-3966
                           FAX: (416) 362) 4708
                           e-mail: gmavroudis@tengtu.com

         Netopia:          Netopia, Inc.
                           2470 Mariner Square Loop
                           Alameda, CA 94501

                           Attention: Alan B. Lefkof
                           Telephone: (510) 814-5110
                           FAX: (510) 814-5021
                           e-mail: Alefkof@netopia.com

                  10.      GOVERNING LAW; ARBITRATION; ATTORNEYS' FEES
                  ----------------------------------------------------

         (a) The rights and obligations under this Agreement shall be governed by the laws of the State of California including California conflicts of law rules, and by United States law and international treaties governing copyrights. The application of this Agreement of the Unites Nations Convention on Contracts for the International Sale of Goods is hereby expressly excluded.
         (b) Any dispute arising out of or relating to this Agreement shall be referred for resolution by binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association. Any arbitration shall be conducted by one arbitrator appointed pursuant to such rules, and shall be held in San Francisco, California. The arbitrator shall be authorized to award reasonable attorneys' fees and costs to the prevailing party in any arbitration. The award of any arbitration shall be final and binding, and enforceable in any court having jurisdiction over the party against which an award is sought to be enforced.
                  11.      SUPPORT; MARKETING OBLIGATIONS
                  ---------------------------------------

         (a) When Licensee's customers agree to subscribe to any pay Netopia's on-going monthly fees for the Service, Netopia will be responsible for all activities associated with hosting web sites for such Subscribers.
         (b) Licensee agrees to provide specific content relating to the needs of its vertical market specialty for use by Netopia in enhancing its vertical market content packages. Licensee further agrees that Netopia may use such specific content in any manner in Netopia's sole discretion without any limitation or restriction, and that Netopia shall have no obligation to make any payment to Licensee or related to the use of such specific content provided by Licensee.
         (c) Licensee agrees that on its web site and through other conventional means, Licensee actively will market and promote the Service to its customers.
         (d) With respect to Subscribers, Netopia will be responsible for all activities associated with customer account sign-up, credit card billing and collections, and template deployment. In addition, Netopia will provide its standard support services directly to Subscribers by e-mail.
         (e) Netopia will be responsible for providing and maintaining all technical equipment and infrastructure (including but not limited to service and storage hardware, network connectivity and access to the internet via high speed access) required to host web sites and e-stores.
         (f) Netopia will maintain all customer information relating to Subscribers to the Service. Licensee and Netopia will have equal rights to use customer database records.
         (g) Promptly after execution of this Agreement and at such time as agreed by the parties, the parties agree to issue a joint press release, as approved by both parties, with respect to the transactions contemplated by this Agreement. Except for such press release, Netopia has no marketing obligations under this Agreement.

                  12.      GENERAL
                  ----------------

         (a) This Agreement may not be assigned or sublicensed in whole or in part by either party without the prior written consent of the other party, which consent shall not be withheld unreasonably, provided, however, that either party may assign its rights and obligations hereunder without the other party's prior written consent to a successor entity in connection with a merger or sale of substantially all assets (a "Merger") provided that the successor agrees in writing to perform all obligations of the assigning party. Notwithstanding the foregoing, in the event of a Merger with an entity that is a direct competitor of the other party, such party may terminate this Agreement effective on the date the Merger is consummated upon prior written notice to the other party.
         (b) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and merges all prior and contemporaneous communications. It shall not be modified except by a written agreement dated subsequent to the Effective Date and signed on behalf of Licensee and Netopia by their respective duly authorized representatives.
         (c) Each party agrees that the terms of this Agreement are confidential and agrees not to disclose such terms to any third party other than its attorneys and independent accountants, and as otherwise may be required by law or regulation, without the other party's prior written approval.
         (d) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect, and the provision shall be deemed amended to substitute a valid provision so as to implement the intent of the parties.

         (e) No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.
         (f) The section headings are intended for convenience only and shall not be deemed to supersede or modify any provisions.

         IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the Effective Date. All signed copies of th is Agreement shall be deemed originals.

         NETOPIA, INC.                          TENGTU INTERNATIONAL CORPORATION

         By:------------------------            By:-----------------------------
         Alan B. Lefkof                         Greg Mavroudis
         President and CEO                      VP Business Development